UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
April 18, 2011
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34196 (Commission File Number)	56-2408571 (IRS Employer Identification No.)

4400 Carillon Point, Kirkland, WA (Address of principal executive offices)	98033 (Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On April 18, 2011, Clearwire Communications LLC (“Clearwire”), a subsidiary of Clearwire Corporation, and Sprint Spectrum LP (“Sprint”), a subsidiary of Sprint Nextel Corporation, entered into a series of agreements pertaining to the wireless services provided by Clearwire to Sprint and the wireless services provided by Sprint to Clearwire. Those agreements are as follows: (1) April 2011 Clearwire / Sprint Amendment to the 4G MVNO Agreement (the “4G Amendment”); (2) First Amendment to the December 23, 2009 Dual Mode Settlement Letter Agreement (the “Dual Mode Amendment”); (3) Settlement and Release Agreement (the “Settlement Agreement”); (4) Sprint / Clearwire First Amendment to the MVNO Support Agreement (3G) (the “3G Amendment”); and (5) Amended and Restated Enhanced In-Building Coverage Deployment Agreement (the “CNS Agreement”).
The 4G Amendment amends the terms upon which Clearwire sells 4G wireless broadband services to Sprint and its subsidiaries and affiliates under the 4G MVNO Support Agreement dated November 28, 2008 (the “4G Agreement”). The initial term period of the 4G agreement remains unchanged, with a termination date of November 28, 2013, and automatic five year renewal periods. The 4G Amendment includes, among other things, the following material terms:
•	A take-or-pay commitment from Sprint to Clearwire in the amount of $300 million for 2011 and $550 million for 2012, which is subject to certain exceptions and payable in quarterly increments;

•	A $175 million pre-payment from Sprint, payable in quarterly increments in 2011 and 2012, for wireless broadband services purchased from Clearwire during the remainder of the term of the 4G Agreement. For 2011 and 2012, the pre-payment will be applied to invoices for services that are not eligible for the take-or-pay commitments and after exhaustion of the applicable take-or-pay commitment, and for 2013 and beyond, the pre-payment will be applied to invoices until exhausted;

•	A usage-based pricing structure for most 4G wireless broadband services provided to Sprint. Under this structure, the amount paid by Sprint for 4G wireless broadband services will be determined on a per-gigabyte (GB) basis for the aggregate volume of data usage by Sprint’s customers on Clearwire’s network for a particular month. There is a minimum fee payable per device, subject to exceptions. The 4G Amendment includes multiple volume pricing tiers that are used in determining the per-GB price, with the price decreasing for usage that exceeds certain aggregate monthly volume thresholds. The 4G Amendment includes a market rate adjustment mechanism that may adjust the per-GB pricing beyond 2012 if there are changes in certain agreed-upon indexes;

•	Certain other pricing plans are also available to Sprint for specific and unique services;

•	Subject to certain restrictions under the 4G Amendment, Sprint is permitted to resell the 4G wireless broadband service on a wholesale basis to other companies, and those companies, in turn, may resell the wireless broadband service on a wholesale basis. For 4G wireless broadband services resold on a wholesale basis by Sprint, the prices paid to Clearwire by Sprint are generally determined under the same pricing structure as for Sprint retail customers, with Sprint being required to also pay Clearwire a small premium;

•	A most favored reseller provision that generally grants Sprint the right to receive the lowest prices Clearwire charges resellers for 4Gwireless broadband services, subject to certain limitations; and

•	An additional pricing discount for Sprint relative to the prices paid by other resellers for the 4G wireless broadband services. Under the 4G Amendment, Sprint has agreed to waive this discount if certain other triggering events occur.
The Dual Mode Amendment resolves a pending dispute concerning how Clearwire and Sprint will allocate future revenue from wireless broadband service usage by other parties to the 4G Agreement over dual mode devices that utilize both Sprint’s 3G and Clearwire’s 4G networks.

The Settlement Agreement resolves disputes between Clearwire and Sprint over amounts due and owing for (a) prior usage by Sprint’s end users of Clearwire’s wireless broadband service, (b) prior usage by Clearwire’s end users of Sprint’s 3G wireless service, and (c) other disputes between Clearwire and Sprint over the allocation of revenue from wireless broadband services usage over dual mode devices. In settlement of those disputes and in consideration for other transactions entered into by the parties, Sprint will pay Clearwire a net $28 million. Under the Settlement Agreement, the parties also agreed to withdraw from the pending arbitration proceeding.
The 3G Amendment amends the 3G MVNO Support Agreement dated November 28, 2008 (the “3G Agreement”) under which Sprint sells 3G wireless service to Clearwire and certain other parties. The 3G Amendment replaces Schedule 1.0 of the 3G Agreement with a new Schedule 1.0 setting forth the prices to be paid by Clearwire for the 3G wireless service and the terms under which Clearwire can resell 3G services on a retail and wholesale basis.
Under the CNS Agreement, Sprint will be entitled to deploy at its cost and expense an unlimited number of custom network solutions (CNS) designed to enhance in-building 4G network coverage for Sprint’s customers. The CNS deployments must be compatible with Clearwire’s 4G network and generally are extensions of Clearwire’s 4G network. However, Sprint is entitled to deploy up to 1,000 wireless local area networks (WLANs) that are not an extension of the 4G network, but which transmit on a portion of Clearwire’s spectrum. In each case, any such deployment remains subject to design approval and certain other approvals by Clearwire. The CNS Agreement requires Sprint to pre-pay Clearwire in advance for certain design review and engineering services. In addition, Sprint is required to pay Clearwire monthly recurring charges that vary based upon the type and size of the CNS deployment in lieu of usage based charges. The CNS Agreement allows Clearwire end users to roam on Sprint’s CNS deployments at no charge to Clearwire. Under the CNS Agreement, Clearwire may, in its discretion, elect to purchase the CNS equipment installed by Sprint at an agreed price, provided that Clearwire continues to support Sprint’s CNS customers for a specified period of time after consummation of such purchase.
A copy of the press release issued by the Company regarding these agreements is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 19, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION
Dated: April 19, 2010	By:	/s/ Broady R. Hodder
Broady R. Hodder
Senior Vice President, General Counsel and Secretary